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                                                                    EXHIBIT 23.3


To the Board of Directors of MSI Holdings, Inc.


         We consent to the use of our name under the heading Legal Matters in the registration statement amendment number 4 on form S-3 for the above named company.



                                        Vial, Hamilton, Koch & Knox, L.L.P.


                                        /s/ Gary Woolfolk

Dallas, Texas

June 19, 2000